UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2017

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard Charlotte, North Carolina		28208
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 980-221-3235

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2017, Sealed Air Corporation (the “Company”) announced that Jerome A. Peribere, the Company’s President and Chief Executive Officer, advised the Company’s Board of Directors on September 2, 2017 of his intent to retire from his positions as the Company’s President and Chief Executive Officer on December 31, 2017, the end of his scheduled term of employment as set forth in the letter agreement dated January 15, 2016 between the Company and Mr. Peribere.

Additionally, on September 5, 2017, the Board elected Edward L. Doheny II, Chief Operating Officer and CEO-Designate and elected him as a Director of the Company effective September 18, 2017. As Chief Operating Officer and CEO-Designate, Mr. Doheny will work on transitioning with Jerome Peribere until December 31, 2017 and will then assume the Chief Executive Officer role effective January 1, 2018.

Mr. Doheny, age 55, served as Chief Executive Officer of Joy Global Inc. (“Joy Global”) until its sale to Komatsu in May 2017. Before becoming Chief Executive Officer of Joy Global in December 2013, he was an Executive Vice President at Joy Global, as well as President and Chief Operating Officer of its Underground Equipment division. Prior to joining Joy Global in May 2006, Mr. Doheny spent 21 years with Ingersoll-Rand where he held a variety of senior executive positions with global responsibility, including President of Air Solutions and President of Industrial Technologies.

Mr. Doheny has served on the Board of Joy Global, and currently serves as a Director of John Bean Technologies Corporation (NYSE: JBT). He earned his Bachelor’s Degree in Engineering from Cornell University and his Master’s Degree from Purdue University’s Krannert School of Management.

On September 5, 2017, the Company entered into an offer letter agreement, effective September 18, 2017, with Mr. Doheny (the “Letter Agreement”). The Letter Agreement has a five-year term, which automatically renews for one-year periods thereafter unless terminated by the Company or by Mr. Doheny. Under the Letter Agreement, Mr. Doheny covenants not to compete with the Company for 24 months following his termination of employment. The Letter Agreement addresses his compensation as follows:

•	Annual Compensation. Under the terms of the Letter Agreement, Mr. Doheny will receive an annual base salary of $1,150,000, subject to annual review and increase, and a target bonus of 120% of his base salary (with a maximum bonus of 200% of target). Mr. Doheny will also be eligible for annual grants of long-term incentive awards beginning in 2018 consistent with awards for other senior executives. The grant date value of the award for 2018 will be $6.0 million. The Letter Agreement also specifies certain relocation benefits for Mr. Doheny to assist in his relocation to the Company’s headquarters in Charlotte, NC.

•	New Hire Equity Awards. The Letter Agreement provides that Mr. Doheny will be granted on his start date two new-hire equity awards, one that is time-vesting and the other that is performance-vesting (the “New Hire Awards”). The time-vesting New Hire Award, for 30,000 shares, requires Mr. Doheny to remain in service with the Company through December 31, 2020. The performance-vesting New Hire Award, for 70,000 shares, in addition to the time-vesting requirement noted above, requires that either (i) the Company’s cumulative total stockholder return for 2018-2020 be in the top 33% of its peers (using the same peers and methodology under the Company’s performance stock unit (PSU) awards) and the Company’s stock price as of December 31, 2020 equals at least $60/share, or (ii) the Company’s stock price as of December 31, 2020 equals at least $75/share. The Letter Agreement provides that the stock price as of December 31, 2020 for this purpose will be determined using a 30-day arithmetic mean of closing prices. The Letter Agreement also addresses treatment of the New Hire Awards upon termination of employment.

•

Severance. The Letter Agreement includes severance protection if Mr. Doheny’s employment is terminated by the Company without “cause” or by Mr. Doheny for “good reason” (as those terms are defined in the Letter Agreement). If the termination of employment occurs other than within 24 months after a change in control of the Company, the cash severance equals two times his annual salary and target annual bonus. If the termination of employment occurs on or within 24 months after a change in control of the Company, the cash severance equals three times his salary and target annual bonus. Payments for a pro rata bonus and premiums for certain health benefits may also apply. The Letter Agreement does not provide for any tax gross-ups for excise taxes for payments in connection with a change in control, and instead provides for a “best net” cutback consistent with standard Company practice for other senior executives. Payment of severance is conditioned on Mr. Doheny providing the Company with a release of claims and complying with applicable covenants.

The foregoing summary of the terms and conditions of Mr. Doheny’s Letter Agreement is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Letter Agreement included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

On September 7, 2017, the Company issued a press release announcing the events discussed above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Offer Letter Agreement dated September 5, 2017 between Edward L. Doheny II and Sealed Air Corporation.

99.1	Press Release of Sealed Air Corporation dated September 7, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Thomas C. Lagaly
Name:	Thomas C. Lagaly
Title:	Vice President, Acting General Counsel and Secretary

Dated: September 7, 2017

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter Agreement dated September 5, 2017 between Edward L. Doheny II and Sealed Air Corporation.

99.1	Press Release of Sealed Air Corporation dated September 7, 2017.